Exhibit 32(i)

Nucor Corporation

2015 Form 10-K

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of Nucor Corporation (the “Registrant”), on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “Report”), I, James D. Frias, Chief Financial Officer, Treasurer and Executive Vice President (principal financial officer) of the Registrant, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James D. Frias
Name:	James D. Frias
Date:	February 26, 2016